UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2023

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2023, Choice Hotels International, Inc. (the “Company”) announced the appointment of (i) Dominic E. Dragisich as Executive Vice President, Operations and Chief Global Brand Officer and (ii) Scott E. Oaksmith as Chief Financial Officer, in each case, effective as of September 1, 2023.

Mr. Dragisich, age 41, has served as Chief Financial Officer since joining the Company in March 2017 and was instrumental in the recent acquisition of the Radisson Hotels Americas business. In his new role, Mr. Dragisich will continue to lead the Company’s corporate development efforts and will oversee the Company’s Upscale, Core and Extended Stay brands, as well as franchise development, brand operations, and international. In connection with Mr. Dragisich’s new role, the Human Capital and Compensation Committee of the Board of Directors (the “Committee”) approved the following adjustments to Mr. Dragisich’s compensation: (i) annual base salary will be increased from $700,000 to $750,000 and (ii) target incentive opportunity under the Company’s short-term incentive plan will be increased from 100% to 115% of his annual base salary.

Mr. Oaksmith, age 51, joined the Company in 2002 and served as Senior Vice President, Finance and Chief Accounting Officer from May 2016 to March 2020, as Senior Vice President, Real Estate and Finance from April 2020 to May 2023, and as Senior Vice President, Deputy Chief Financial Officer since May 2023. He previously functioned as the Company’s interim Chief Financial Officer from June 2016 to March 2017. In connection with Mr. Oaksmith’s new role, the Committee approved the following compensation arrangements: (i) annual base salary of $525,000, (ii) target incentive opportunity under the Company’s short-term incentive plan of 75% of his annual base salary, and (iii) target annual equity grant award value under the Company’s long-term incentive program of 150% of his annual base salary.

In connection with the foregoing management changes, Mr. Oaksmith will serve as the Company’s principal financial and accounting officer, effective as of September 1, 2023.

In addition, John E. Bonds, the Company’s Senior Vice President, Enterprise Operations and Technology, will be resigning from the Company effective November 10, 2023 to pursue other opportunities. There are no disagreements between the Company and Mr. Bonds on any matter relating to the Company’s operations, policies or practices in connection with his planned departure.

A copy of the press release regarding this announcement is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Choice Hotels International, Inc., dated August 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2023	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel, Corporate Secretary & External Affairs